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Exhibit 10.20

                             UNITED STATIONERS INC.

                              Retention Grant Plan

1.   PURPOSE

United Stationers Inc., a Delaware corporation (the "Company") by means of this Retention Grant Plan (the "Plan") desires to retain outstanding individuals as key executives of United Stationers Inc. (the "Company") and its affiliates (the Company and its affiliates, collectively or individually, "Employer"), and to provide additional incentives for such key executives to achieve the objectives and promote the business success of Employer by providing to such individuals additional opportunities to acquire common shares of the Company ("Shares") through the settlement of deferred stock units ("Deferred Stock Units") and thereby provide such individuals with a greater proprietary interest in and closer identity with Employer and its financial success.

2.   ADMINISTRATION

The Plan shall be administered by the Human Resources Committee, or any successor thereto, of the Board of Directors of the Company or by the Board of Directors or by such other committee, as determined by the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary, advisable or desirable for the administration of the Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Deferred Stock Units or Shares to which such action relates. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Without limitation on the foregoing, the Committee shall determine, within the limits of the express provisions of this Plan, those key executives to whom, and the time or times at which, Deferred Stock Units shall be granted to such key executives. The Committee shall determine the number of Deferred Stock Units to be granted, the time or times Deferred Stock Units shall vest, whether the vesting schedule will be accelerated, the time or times Deferred Stock Units may be settled, whether the settlement date of the Deferred Stock Units will be accelerated and the restrictions applicable to each Deferred Stock Unit. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants (as herein defined), their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.

The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

3.   SHARES AVAILABLE

Subject to the adjustments provided in Section 6, the maximum aggregate number of Deferred Stock Units which may be granted for all purposes under the Plan shall be two hundred seventy

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thousand (270,000). If, for any reason, any Deferred Stock Units cease to be subject to settlement hereunder, including, without limitation, the forfeiture of such Deferred Stock Units, such Deferred Stock Units shall thereafter be available for grants to such individual or other individuals under the Plan. Deferred Stock Units granted under the Plan may be settled in accordance with the terms of the Plan with either authorized and unissued shares of the common stock of the Company or issued shares of such common stock held in the Company's treasury.

4.   PARTICIPATION

The "Participants" in the Plan will consist of such key executives of Employer as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time.

5.   DEFERRED STOCK UNITS

The Deferred Stock Units granted under this Plan shall be in such number and form and upon such terms and conditions as the Committee shall from time to time determine. Unless the Committee determines otherwise, the following terms and conditions shall apply to Deferred Stock Units:

     a. VESTING OF DEFERRED STOCK UNITS. If the vesting of Deferred Stock Units had not been accelerated and the Deferred Stock Units had not been terminated, each outstanding Deferred Stock Unit shall vest upon April 11, 2009 if the Participant has been continuously employed by the Employer since the grant of the Deferred Stock Unit. Accelerated vesting of Deferred Stock Units shall occur under the following circumstances:

          (i) 25% of the Deferred Stock Units in a Participant's Stock Unit Account shall become vested on the day that the daily closing price for a Share has been equal to or greater than $35 (as adjusted pursuant to Section 6) for at least 30 trading days within 35 consecutive trading days.

          (ii) An additional 35% of the Deferred Stock Units in a Participant's Stock Unit Account (for aggregate vesting of 60% of the Deferred Stock Units in the Participant's Stock Unit Account) shall become vested on the day that the daily closing price for a Share has been equal to or greater than $40 (as adjusted pursuant to Section 6) for at least 30 trading days within 35 consecutive trading days.

          (iii) An additional 40% of the Deferred Stock Units in a Participant's Stock Unit Account (for aggregate vesting of 100% of the Deferred Stock Units in the Participant's Stock Unit Account) shall become vested on the day that the daily closing price for a Share has been equal to or greater than $45 (as adjusted pursuant to Section 6) for at least 30 trading days within 35 consecutive trading days.

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          (iv)   Immediately prior to the termination prior to a Change of
          Control of the Participant's employment with the Employer due to the Participant's death or total disability either as determined under the Employer's long-term disability policy or as determined by the Committee (either determination, "Disability"), a number or an additional number of Deferred Stock Units in the Participant's Stock Unit Account shall become vested equal to the product of (A) the number of Deferred Stock Units in the Participant's Stock Unit Account that are not vested immediately prior to the termination of Participant's employment due to death or Disability, as the case may be, and (B) a fraction the numerator of which is the number of full months that have elapsed from the effective date of grant of the Deferred Stock Units to the date of such death or Disability and the denominator of which is 96.

          (v) 100% of the Deferred Stock Units in a Participant's Stock Unit Account shall become vested upon the Participant's retirement on or after age sixty-two (62).

          (vi) In accordance with any accelerated vesting provisions relating to a Change of Control, Transaction or Management Buyout set forth in the agreement setting forth the grant of the Deferred Stock Units ("Award Agreement").

     b    FORFEITURE OF DEFERRED STOCK UNITS.

          (i) Certain Terminations of Employment. Upon a Participant's termination of employment with the Employer unless as a result of (A) retirement on or after age 62 or (B) a Termination of Employment of the Participant Related to a Change of Control, the Participant's unvested Deferred Stock Units shall immediately be forfeited and terminated.

          (ii) Competition. If at any time prior to the settlement date when Shares are distributed in accordance with Section 8.a.(i) or 8.a.(ii) (without regard to any deferral election in 8.a.(iii)), a Participant in any way, directly or indirectly, manages, operates, controls (or participates in any of the foregoing), accepts employment or a consulting position with or otherwise advises or assists or is connected with or directly or indirectly owns or has any other interest in or right with respect to (other than through ownership of not more than 1% of the outstanding shares of a corporation's stock which is listed on a national securities exchange) any enterprise (other than for the Company or for the benefit of the Company) which is a wholesaler or retailer of office products having annual sales in excess of $1,000,000 or which sells or markets logistics or distribution or any other business in which the Employer or any affiliate may be actively involved or plan to become actively involved, the Deferred Stock Units in the Participant's Stock Unit Account, whether or not vested, shall immediately be forfeited and terminated effective on the date on which the Participant entered into such activity, unless terminated sooner by operation of another term or condition of the Deferred Stock Unit or the Plan.

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Without limitation on the foregoing, the award of any Deferred Stock Units may be subject to other provisions (whether or not applicable to the Deferred Stock Unit awarded to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, noncompete restrictions, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.

6.   STOCK UNIT ACCOUNT AND ADJUSTMENT OF DEFERRED STOCK UNITS

     a. STOCK UNIT ACCOUNTS. A Stock Unit Account will be established for each Participant. All Deferred Stock Units shall be credited to the Participant's Stock Unit Account. Any settlements or distributions pursuant to Section 8(b) shall be deducted from Participant's Stock Unit Account.

     b. CREDITING OF DIVIDEND EQUIVALENTS. As of each dividend or other distribution payment date with respect to Shares, each Participant shall have credited to the Participant's Stock Unit Account a dollar amount equal to the amount of cash dividends or the fair market value (as determined in good faith by the Committee) of the property other than Shares that would have been paid or distributed on the number of Shares equal to the number of Deferred Stock Units credited to the Participant's Stock Unit Account as of the close of business on the record date for such dividend or distribution. Such dollar amount shall then be converted into a number of Deferred Stock Units equal to the number of whole and fractional Shares that could have been purchased at Fair Market Value on the dividend payment or distribution date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, each Participant's Stock Unit Account shall be increased by the number of Deferred Stock Units equal to the product of (i) the number of Deferred Stock Units credited to the Participant's Stock Unit Account on the related dividend record date and
     (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. Deferred Stock Units which are credited to a Participant's Stock Unit Account pursuant to this Section 6.b. shall be subject to the same terms and conditions of the Plan and deferral elections of Deferred Stock Units applicable to the Participant's other Deferred Stock Units.

     c. CAPITAL ADJUSTMENTS. If the Shares should, as a result of any stock split, other subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of outstanding Deferred Stock Units, the Share closing price to determine acceleration of vesting, and the total number of Shares reserved for issuance under this Plan shall be adjusted as determined by the Committee to reflect such action. Any new Shares or other securities issued with respect to Shares shall be deemed Shares. In the event of any stock split, recapitalization, reorganization or other transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Deferred Stock Units credited to each Participant's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Participant's rights.

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     d.   SALE OR REORGANIZATION. Subject to Section 7, in the event the Company is merged or consolidated with another entity, or in the event the property or Shares of the Company are acquired by another entity, or in the event of a reorganization of Employer, or in the event of any extraordinary transaction ("Transaction"), the board of directors of any corporation or comparable governing body of any other type of entity, assuming the obligations of the Company hereunder or the Committee, as applicable, shall have the right to provide for the continuation of Deferred Stock Units granted under the Plan with respect to the Shares provided they remain publicly-traded or with respect to any publicly-traded equity securities into which the Shares are converted. If provision for such continuation of Deferred Stock Units after a Change of Control or other Transaction other than a Management Buyout is not made, all Deferred Stock Units shall become vested and Participants shall receive either prior to such Change of Control or other Transaction the number of Shares equal to the Deferred Stock Units credited to their Stock Unit Account so they may participate in such Change of Control transaction or other Transaction in the same manner and to the same extent as stockholders with a number of Shares equal to the Participants' number of Deferred Stock Units or shall receive at the same time and in the same manner the same securities, cash, notes or other property or assets as if they were stockholders with a number of Shares equal to the number of Deferred Stock Units credited to their Stock Unit Account.

     e. FAIR MARKET VALUE. Except as otherwise provided herein, "Fair Market Value" for a Share for a day shall be the closing price per Share on such day on the principal exchange on which Shares are listed or admitted to trading; if Shares are listed or admitted to trading on an exchange but such day is not a trading day, Fair Market Value shall be determined as of the last preceding trading day. If the preceding sentence is not applicable, Fair Market Value shall be determined in good faith by the Committee.

7.   CHANGE OF CONTROL, MANAGEMENT BUYOUT AND RELATED DEFINITIONS

     a.   For the purposes of this Plan, a Change of Control means:

          (i) Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of 30% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are held or acquired by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute a Change of Control. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or

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          funds with a fair value equal to the fair value of the Voting
          Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by the Company, and after such issuance of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of the Company, then a Change of Control shall occur.

          (ii) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection b., be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

          (iii) Consummation of a merger, consolidation or reorganization or approval by the Company's stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company ("Business Combination"), unless, following such Business
          Combination:

                 [A]   the Persons with Beneficial Ownership of the Company,
                 immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

                 [B]   the individuals who were members of the Incumbent Board
                 immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

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                 [C]   no Person (other than the Company, any of its
                 subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company's then outstanding voting securities. Notwithstanding this subsection [C], a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued.

          (iv) Approval by the Company's stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a subsidiary of the Company or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of the Company and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

     b. For purposes of this Plan, a "Management Buyout" shall have occurred in the event that, immediately after the closing of a transaction resulting in a Change of Control, Senior Management Beneficially Owns in the aggregate more than 4% of the Adjusted Fully-Diluted Equity of the surviving entity and either (i) the surviving entity does not have a class of equity securities listed for trading on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Automated Quotation system or (ii) both of the following conditions exist:
     (A) the acquiring Person, together with its affiliates and associates (in each case, within the meaning of Rule 12b-2 under the 1934 Act), has Beneficial Ownership of a majority of the issued and outstanding common stock of the surviving entity or, in the event that the surviving entity is a partnership or limited liability company, any issued and outstanding security or interest that participates generally without limitation in the value of the equity of such surviving entity (as used herein "Common Equity") and (B) no more than 20% of the Common Equity can be sold freely without restriction on resale under the Securities Act of 1933, as amended (either (i) or (ii), a "Private Transaction"). As used herein:

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          (i)    "Adjusted Fully-Diluted Equity" shall be calculated in good faith by the Board of Directors of the Company seated immediately prior to the Change of Control and shall mean [A] all issued and outstanding common stock of whatever class, and any other issued and outstanding security that participates generally without limitation in the value of the equity of the surviving entity, or [B] in the event that the surviving entity is a partnership or limited liability company, any issued and outstanding security or interest that participates generally without limitation in the value of the equity of such entity, plus, in the case of either clause [A] or [B], any options, warrants, right to purchase or stock appreciation rights (however denominated) that are intended, directly or upon exchange for another security, to participate in any increase in the value of the equity of such surviving entity and are received in connection with the consummation of a Change of Control transaction by one or more members of Senior Management. For greater certainty, the parties recognize that a Management Buyout could take numerous forms and that the intention of the parties is to equitably calculate Senior Management's direct and indirect equity interests in the entity surviving any Change of Control.

          (ii) "Beneficially Owns" shall mean the applicable member of Senior Management has a direct or indirect interest in the subject securities, including by means of voting, investment and/or dispositive control over the subject securities, and shall include securities held by family members or trusts benefiting the member of Senior Management or any family member thereof, or any charity to which the Senior Management member has contributed such securities. For purposes of this sentence, the term "securities" shall include options and warrants for, rights to acquire, and securities convertible into, securities that are authorized for issuance or which the surviving entity or a parent thereof has contractually committed to authorize for issuance.

          (iii) "Senior Management" means the 15 most-highly-compensated executive employees (taking into account annual base salary and bonus for the last completed fiscal year, but including the dollar value of salary or bonus amounts deferred at the election of the employee or foregone at the election of the employee pursuant to a program under which stock, stock-based, or other forms of non-cash compensation may be received by the employee in lieu of such salary or bonus amounts).

     c. For purposes of this Plan, Termination of Employment of the Participant Related to a Change of Control means a termination of employment on or after either an Anticipated Change of Control or a Change of Control by the Employer without Cause or by the Participant with Good Reason. "Cause" shall mean: (a) the Participant's continued failure to perform substantially the duties of the Participant with the Employer (other than any such failure resulting from incapacity due to physical or mental illness or death), after a written demand for improvement and substantial performance is delivered to the Participant (by the Board for the chief executive officer of the Company, by the chief executive officer of the Company for officers other than the chief executive officer, and by an officer of the Company for Participants other than officers) which specifically

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     identifies the failure which when judged by objective standards is clearly and significantly detrimental to the Employer; (b) the Participant's engaging in an intentional, fraudulent act in the conduct of the business of the Employer which is demonstrably injurious to the Employer; or (c) the Participant's conviction of, or plea of guilty or nolo contendere to, any criminal violation (other than a traffic-related violation) involving dishonesty, fraud, breach of trust or sexual offense or any criminal felony violation (other than a traffic-related violation). "Good Reason" shall exist upon the occurrence of any of the following events: (a) a diminution in Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities (including the assignment to Participant of any duties inconsistent with Participant's position, authority, duties or responsibilities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant; (b) the Employer shall (i) reduce the base salary or bonus or incentive opportunity of the Participant or
     (ii) substantially reduce in the aggregate the Participant's benefits; or
     (c) the Employer shall require Participant to relocate Participant's principal business office to any location more than 50 miles from its location prior to the Change of Control or Anticipated Change of Control. "Anticipated Change of Control" shall mean (i) entering into an agreement, the consummation of which would result in the occurrence of a Change of Control or (ii) the public announcement of an intention to take actions which, if consummated, would constitute a Change of Control; provided, however no event shall be treated as an Anticipated Change of Control unless a Change of Control occurs within one year after such event.

8.   SETTLEMENT OF DEFERRED STOCK UNITS

     a.   TIMING OF PAYMENT.

          (i) Normal Distribution. Except as otherwise provided by a deferral election in accordance with Section 8.a.(iii) or earlier settlement in connection with a Change of Control as set forth in Section 8.a.(ii), a Participant (or the Participant's beneficiary or guardian, as applicable) shall receive or begin receiving a distribution of the Participant's vested Deferred Stock Units in the Participant's Stock Unit Account in the manner described in Section 8(b) either on or as soon as administratively feasible after the earliest of (i) April 11, 2009, (ii) the Participant's death, (iii) the Participant's Disability, or (iv) the Participant's retirement on or after age sixty-two (62).

          (ii) Change of Control. A Participant (or the Participant's beneficiary or guardian, as applicable) shall receive a distribution of the Participant's vested Deferred Stock Units in the Participant's Stock Unit Account (including Deferred Stock Units which became vested pursuant to the accelerated vesting provisions relating to a Change of Control, Transaction or Management Buyout set forth in the Award Agreement) in the manner described in Section 8(b) immediately prior to a Change of Control. Without limitation on the foregoing, a Participant (or the Participant's beneficiary or guardian, as applicable) shall receive a distribution of the vested Participant's Stock Unit Account (including Deferred Stock Units

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          which became vested pursuant to the accelerated vesting provisions relating to a Change of Control, Transaction or Management Buyout set forth in the Award Agreement) upon the earlier of a Termination of Employment of the Participant related to a Change of Control or the second anniversary of the Change of Control.

          (iii) Deferral. Notwithstanding Section 8.a.(i) or 8.a.(ii), a Participant may deliver an election to defer the distribution or commencement of distribution to the Treasurer of the Company or his or her designee at least one year before the earlier of (i) April 11, 2009, or (ii) the Participant's retirement on or after age sixty-two
          (62). If the Participant has made such an election to defer payment in accordance with this Section 8.a.(iii), the Participant shall receive or begin receiving a distribution of the Participant's vested Deferred Stock Units in the Participant's Stock Unit Account on or as soon as administratively feasible following the date or dates to which the Participant elected to defer payment. Notwithstanding the foregoing, all deferral elections made by a Participant shall be revoked immediately prior to a Transaction described in the second sentence of
          Section 6.d., a Change of Control or the Participant's Disability or death unless the Participant's deferral election specifically states otherwise.

          (iv) Committee Authority. Notwithstanding anything herein to the contrary, the Committee may in its sole discretion at any time accelerate settlement and payment of Deferred Stock Units.

     b. PAYMENT. The Participant's Stock Unit Account will be settled by delivering to the Participant the number of Shares equal to the number of whole vested Deferred Stock Units then credited to the Participant's Stock Unit Account, in either a lump sum or any installment or other method elected in accordance with Section 8.a.(iii). Any fractional vested Deferred Stock Unit credited to a Participant's Stock Unit Account at the time of a distribution shall be paid in cash at the time of such distribution. Notwithstanding the foregoing, if the Fair Market Value of Shares that would be distributed to a Participant at the time of settlement (other than pursuant to any deferral election pursuant to Section 8.a.(iii)) is less than the Fair Market Value of Shares which would have been distributed to the Participant if the Participant was considered vested and a settlement occurred on a Change of Control after the effective date of this Plan ("Change of Control Price"), the Participant shall receive a number of Shares which when multiplied by the Fair Market Value of a Share on the date of settlement equals the Change of Control Price.

     c. PAYMENT UPON DEATH OF A PARTICIPANT. If a Participant dies before the entire balance of the Participant's Deferred Stock Unit Account has been distributed, the balance of the Participant's Deferred Stock Unit Account shall be paid to the beneficiary designated by the Participant or if no beneficiary has been designated, to the Participant's estate or beneficiary deemed appropriate by the Committee.

     d. CONTINUATION OF DIVIDEND EQUIVALENTS AND OTHER ADJUSTMENTS. If payment of Deferred Stock Units is deferred pursuant to Section 8.a.(iii),

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     the Participant's Stock Unit Account shall continue to be credited with dividend equivalents and be subject to other adjustment as provided in
     Section 6 until the entire balance of the Participant's Stock Unit Account has been distributed.

9.   LIMITATIONS ON TRANSFERABILITY

No Deferred Stock Unit granted to a Participant shall be transferable by the Participant except by will or by the laws of descent and distribution.

10.  LEGAL AND OTHER REQUIREMENTS

Each Deferred Stock Unit granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the settlement of the Deferred Stock Unit upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Deferred Stock Unit, or the issuance or transfer of Shares thereunder, such Deferred Stock Unit may not be settled in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall not be obligated to sell or issue any Shares in any manner in contravention of the Securities Act of 1933, as amended ("Securities Act"), or any state securities law. No adjustment with respect to any Shares with respect to which Deferred Stock Units have been granted other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

If a registration statement under the Securities Act with respect to Shares issuable upon settlement of Deferred Stock Units, is not in effect at the time such Deferred Stock Units are settled, the Company may require, for the sole purpose of complying with the Securities Act, that prior to delivering such common stock to the Participant whose Deferred Stock Units are being settled, such Participant must deliver to the Secretary of the Company a written statement (i) representing and warranting that such Shares are being acquired for investment only and not with a view to the resale or distribution thereof,
(ii) acknowledging and confirming that such Shares may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such Shares shall bear a legend to the effect of the foregoing.

11. WITHHOLDING TAXES

Employer shall comply with the obligations imposed on Employer under applicable tax withholding laws, if any, with respect to Deferred Stock Units granted hereunder, Shares transferred upon settlement thereof, and the disposition of such Shares thereafter, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by Employer to a Participant and making demand on a Participant for the amounts required to be withheld. By acceptance of the Deferred Stock Units, the Participant will be deemed to (i) agree to reimburse the Employer for any taxes required to be withheld or otherwise deducted with respect to the Participant's settlement of all

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or any portion of the Deferred Stock Units; (ii) authorize the Employer to withhold from any cash compensation paid to the Participant or on the Participant's behalf, an amount sufficient to discharge any taxes imposed on the Employer and which otherwise has not been reimbursed by the Participant with respect to the Participant's settlement of all or any portion of the Deferred Stock Units; and (iii) agree that the Employer, may in its discretion, hold the stock certificate to which the Participant otherwise would be entitled upon settlement of the Deferred Stock Units as security for the payment of the aforementioned tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining Shares issuable upon the settlement of the Deferred Stock Units having a fair market value on the date of settlement equal to the amount to be withheld.

If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay Employer any amount required to be withheld under the applicable federal, state and local or foreign tax laws in connection with settlement of Deferred Stock Units under this Plan by: (i) having Employer withhold from the Shares to be acquired upon the settlement of the Deferred Stock Unit, (ii) delivering to Employer either previously acquired Shares or Shares acquired upon the settlement of the Deferred Stock Units which the Participant or beneficiary was unconditionally obligated to deliver to Employer or (iii) any other means which the Committee determines. The fair market value of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by Employer.

12.  EFFECT ON EMPLOYMENT, COMPENSATION AND STOCKHOLDER STATUS

Neither the adoption of this Plan nor the grant of any Deferred Stock Units, nor ownership Deferred Stock Units or Shares shall be deemed or construed to obligate Employer to continue the employment, appointment or engagement of any Participant for any particular period. The Deferred Stock Units and the Shares acquired pursuant to the settlement of such Deferred Stock Units are a matter of separate inducement and are not in lieu of any salary or other compensation for services. No Deferred Stock Unit confers upon any Participant any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

13.  INDEMNIFICATION OF COMMITTEE

No member or agent of the Committee shall be personally liable for any action, determination or interpretation made with respect to the Plan and each member of the Committee shall be indemnified by the Company to the fullest extent permitted by Delaware law and the governing instruments of the Company.

14.  AMENDMENT OR TERMINATION OF PLAN

The Committee may amend or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Deferred Stock Units granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Deferred Stock Units without the Participant's consent (or if the Participant is not alive, the consent of the

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affected beneficiary of the Participant); provided that adjustments pursuant to
Section 6 shall not be subject to the foregoing limitations of this Section 14.

15.  EFFECTIVE DATE

The Plan became effective as of April 11, 2001.

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